                                                                    EXHIBIT 99.4

                         TRUMP ATLANTIC CITY ASSOCIATES
                     TRUMP ATLANTIC CITY FUNDING III, INC.
                               OFFER TO EXCHANGE
                    UP TO $25,000,000 IN PRINCIPAL AMOUNT OF
           11 1/4% FIRST MORTGAGE NOTES (TAC III) DUE 2006, SERIES A
                          SOLD IN A TRANSACTION EXEMPT
                   FROM REGISTRATION UNDER THE SECURITIES ACT
                              OF 1933, AS AMENDED
                                      FOR
                       $25,000,000 IN PRINCIPAL AMOUNT OF
           11 1/4% FIRST MORTGAGE NOTES (TAC III) DUE 2006, SERIES B

To Securities Dealers, Commercial Banks

 Trust Companies and Other Nominees:

    Enclosed for your consideration is a Prospectus dated       , 1998 (as the
same may be amended or supplemented from time to time, the "Prospectus") and a form of Letter of Transmittal (the "Letter of Transmittal") relating to the offer (the "Exchange Offer") by Trump Atlantic City Associates ("Trump AC"), Trump Atlantic City Funding III, Inc. ("Funding III" and, together with Trump AC, the "Issuers") and all of the subsidiaries of the Issuers to exchange up to $25,000,000 in principal amount of its 11 1/4% First Mortgage Notes (TAC III) due 2006, Series A issued and sold in a transaction exempt from registration under the Securities Act of 1933, as amended (the "Original Notes"), for $25,000,000 in principal amount of its 11 1/4% First Mortgage Notes (TAC III) due 2006, Series B (the "Exchange Notes").

    We are asking you to contact your clients for whom you hold Original Notes registered in your name or in the name of your nominee. In addition, we ask you to contact your clients who, to your knowledge, hold Original Notes registered in their own name. The Issuers will not pay any fees or commissions to any broker, dealer or other person in connection with the solicitation of tenders pursuant to the Exchange Offer. You will, however, be reimbursed by the Issuers for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients. The Issuers will pay all transfer taxes, if any, applicable to the tender of Original Notes to it or its order, except as otherwise provided in the Prospectus and the Letter of Transmittal.

    Enclosed are copies of the following documents:

        1.  The Prospectus;

        2. A Letter of Transmittal for your use in connection with the tender of Original Notes and for the Information of your clients;

        3. A form of letter that may be sent to your clients for whose accounts you hold Original Notes registered in your name or the name of your nominee, with space provided for obtaining the clients' instructions with regard to the Exchange Offer;

        4.  A form of Notice of Guaranteed Delivery; and

        5. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

    Your prompt action is requested. The Exchange Offer will expire at 5:00
p.m., Eastern Standard Time, on       ,             , 1998, unless extended (the
"Expiration Date"). Original Notes tendered pursuant to the Exchange Offer may be withdrawn, subject to the procedures described in the Prospectus, at any time prior to the Expiration Date.

    To tender Original Notes, certificates for Original Notes or a Book-Entry Confirmation, a duly executed and properly completed Letter of Transmittal or a facsimile thereof, and any other required documents, must be received by the Exchange Agent as provided in the Prospectus and the Letter of Transmittal.

    Additional copies of the enclosed material may be obtained from U.S. Bank National Association, the Exchange Agent, by calling (612) 244-1572.

    NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE ISSUERS OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS AND THE LETTER OF TRANSMITTAL.

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